CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of PIMCO Municipal Income Fund, PIMCO Municipal Income Fund II, PIMCO Municipal Income Fund III, PIMCO New York Municipal Income Fund, PIMCO New York Municipal Income Fund II, PIMCO New York Municipal Income Fund III, PIMCO California Municipal Income Fund, PIMCO California Municipal Income Fund II and PIMCO California Municipal Income Fund III of our report dated February 25, 2025, relating to the financial statements and financial highlights which appears in PIMCO Municipal Income Fund’s, PIMCO Municipal Income Fund II’s, PIMCO Municipal Income Fund III’s, PIMCO New York Municipal Income Fund’s, PIMCO New York Municipal Income Fund II’s, PIMCO New York Municipal Income Fund III’s, PIMCO California Municipal Income Fund’s, PIMCO California Municipal Income Fund II’s and PIMCO California Municipal Income Fund III’s Certified Shareholder Report on Form N-CSR for the year ended December 31, 2024. We also consent to the references to us under the headings “Agreement”, “Financial Highlights and Senior Securities”, “Independent Registered Public Accounting Firm” and “Supplemental Financial Information” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Kansas City, Missouri

May 9, 2025